                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               FIFTH THIRD BANK
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              FIFTH THIRD BANK,
                VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
               Not Applicable

     (2) Aggregate number of securities to which transaction applies:
               Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

     (4) Proposed maximum aggregate value of transaction:
               Not Applicable

     (5) Total fee paid:
               Not Applicable

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
               Not Applicable

     (2) Form, Schedule or Registration Statement No.:
               Not Applicable

     (3) Filing Party:
               Not Applicable

     (4) Date Filed:
               Not Applicable

                                [INSERT HEADING]

                            CINCINNATI, OHIO  45263

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                               February 10, 1996

To the Stockholders of Fifth Third Bancorp:

  You are cordially invited to attend the Annual Meeting of the Stockholders of Fifth Third Bancorp to be held at the offices of The Fifth Third Bank, William
S. Rowe Building, 38 Fountain Square Plaza, Cincinnati, Ohio on Tuesday, March 19, 1996 at 11:30 a.m. for the purposes of considering and acting upon the following:

  (1) Election of seven (7) Class I Directors to serve until the Annual Meeting of Stockholders in 1999.

  (2) The proposal described in the attached Proxy Statement to amend Article Fourth of the Amended Articles of Incorporation to increase the authorized number of shares of Common Stock, without par value, from 140,000,000 shares to 300,000,000 shares. The proposed Amendment is attached as Annex 1 to the Proxy Statement and incorporated therein by reference.

  (3) The proposal described in the Proxy Statement to adopt an amendment to the Amended 1990 Stock Option Plan to provide for various changes to the expiration and vesting sections. The proposed amendment to the Plan is attached as Annex 2 to the Proxy Statement and incorporated therein by reference.

  (4) Approval of the appointment of the firm of Deloitte & Touche LLP to serve as independent auditors for the Company for the year 1996.

  (5) Transaction of such other business that may properly come before the Meeting or any adjournment thereof.

  Stockholders of record at the close of business on February 1, 1996 will be entitled to vote at the Meeting.

  ALL PERSONS WHO FIND IT CONVENIENT TO DO SO ARE INVITED TO ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY WITH THIS NOTICE AT YOUR EARLIEST CONVENIENCE.

                                        By Order of the Board of Directors

                                        MICHAEL K. KEATING
                                        Secretary

                              FIFTH THIRD BANCORP
                            38 FOUNTAIN SQUARE PLAZA
                            CINCINNATI, OHIO  45263
                                PROXY STATEMENT

  The Board of Directors of Fifth Third Bancorp (the "Company") is soliciting proxies, the form of which is enclosed, for the Annual Meeting of Stockholders to be held on March 19, 1996. Each of the 100,447,368 shares of Common Stock outstanding on February 1, 1996 is entitled to one vote on all matters acted upon at the Meeting, and only Stockholders of record on the books of the Company at the close of business on February 1, 1996 will be entitled to vote at the Meeting, either in person or by proxy. The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted.

  The laws of Ohio under which the Company is incorporated provide that if notice in writing is given by any Stockholder to the President, a Vice President, or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding a meeting of Stockholders for the purpose of electing Directors that such Stockholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the Stockholder giving such notice, each Stockholder shall have the right to cumulate such voting power as he possesses in voting for Directors.

  The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by the Directors, Officers, and other regular employees of the Company, who will receive no compensation therefor in addition to their regular compensation. Brokers and others who hold stock on behalf of others will be asked to send proxy material to the beneficial owners of the stock, and the Company will reimburse them for their expenses.

  The Annual Report of the Company for the year 1995, including financial statements, has been mailed to all Stockholders. Such report and financial statements are not a part of this Proxy Statement.

                           CERTAIN BENEFICIAL OWNERS

  Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only Stockholders deemed to be beneficial owners of 5% or more of the Common Stock of the Company as of December 31, 1995, which number of shares represents holdings after the 50% stock dividend declared payable January 12, 1996, to shareholders of record as of December 29, 1995:

                                 NAME AND ADDRESS OF                       AMOUNT AND NATURE          PERCENT
TITLE OF CLASS                    BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP       OF CLASS

Common Stock            Cincinnati Financial Corporation                    20,377,299 (1)              20.16
                        6200 South Gilmore
                        Fairfield, Ohio  45014

Common Stock            Fifth Third Bancorp                                  8,555,202 (2)               8.47
                        Subsidiary Banks
                        38 Fountain Square Plaza
                        Cincinnati, Ohio  45263


Common Stock            The Western-Southern Life Insurance Co.              6,797,632 (3)               6.73
                        400 Broadway
                        Cincinnati, Ohio  45202

Common Stock            Ruane, Cunniff & Co., Inc.
                        767 Fifth Avenue, Suite 4701                         6,789,690                   6.72
                        New York, New York 10153

(1) Cincinnati Financial Corporation owns 15,576,673 shares of the Common Stock of the Company. Cincinnati Insurance Company, a subsidiary of
     Cincinnati Financial Corporation, owns 4,042,500 shares.   Cincinnati
     Casualty Company, another subsidiary, owns 315,000 shares. Cincinnati Life Insurance Company, another subsidiary of Cincinnati Financial Corporation, owns 306,450 shares. In addition, Mr. John J. Schiff, Jr., a Director of the Company who is Chairman and Director of Cincinnati Financial Corporation, individually beneficially owns 108,247 shares and Mr. Robert B. Morgan, a Director of the Company, who is President and Director of Cincinnati Financial Corporation and Cincinnati Insurance Company individually beneficially owns 21,679 shares. Also affiliated is a trust in which John J. Schiff, Jr. and Thomas R. Schiff are trustees which owns 6,750 shares.

(2) There are nine wholly-owned bank subsidiaries of the Company, which are beneficial owners of 4,739,845 shares. The banks hold these shares in a fiduciary capacity under numerous trust relationships none of which relates to more than 5% of the shares, and have sole or shared voting power, and sole or shared investment power over these shares. The banks also hold shares in a non-discretionary capacity, and disclaim any beneficial interest in all shares held in these capacities.

(3) The Western-Southern Life Insurance Co. owns 997,082 shares of the Common Stock of the Company. Waslic Delaware Company II, a subsidiary of The Western-Southern Life Insurance Co., owns 5,777,775 shares. In addition, Mr. John F. Barrett, a Director, President and Chief Executive Officer of The Western-Southern Life Insurance Co., and a Director of the Company individually beneficially owns 22,775 shares.


                             ELECTION OF DIRECTORS

  In accordance with the Company's Code of Regulations, the Board of Directors is classified into three classes as nearly equal in number as the then total number of Directors constituting the whole Board permits. Each class is to be elected to separate three year terms with each term expiring in different years. At each Annual Meeting the Directors or nominees constituting one class are elected for a three-year term. The term of those Directors listed below as Class I expires at the Annual Meeting on March 19, 1996 and this Class contains the nominees to be elected to serve until the Annual Meeting of Stockholders in 1999. Any vacancies that occur after the Directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant directorship.

  The Board of Directors intends to nominate for election as Class I Directors the seven persons listed below, all of whom are presently serving as Class I Directors of the Company. It is the intention of the persons named in the Proxy to vote for the election of all nominees named. If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends. Nominees receiving the seven highest totals of votes cast in the election will be elected as directors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the seven nominees specified below unless otherwise instructed by the stockholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

  The following tables set forth information with respect to each Class I Director, all of whom are nominees for re-election at the Annual Meeting, and with respect to incumbent Directors in Classes II and III of the Board of Directors who are not nominees for re-election at the Annual Meeting.

                               CLASS I DIRECTORS
                              (Terms Expire 1996)

                                                                                                          SHARES OF COMPANY
                                                                                                             COMMON STOCK
                                                                                                        BENEFICIALLY OWNED ON
                                                                                                         DECEMBER 31, 1995(1)


                                                                                             DIRECTOR                 PERCENT
                   NAME, AGE AND PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS              SINCE      NUMBER(4)    OF CLASS
                   ============================================================================================================
                   MILTON C. BOESEL, JR., 67, Counsel, Ritter, Robinson, McCready &  James,    1989       16,172         .0160
                   Attorneys at Law, Toledo, Ohio, formerly, Ritter, Boesel and Robinson.

                   THOMAS B.  DONNELL, 49,  Chairman, The Fifth Third  Bank of Northwestern    1984      213,521         .2113
                   Ohio, National  Association  (Toledo, Ohio),  the resulting  institution from the  November 12, 1991  merger of Fifth Third  Bank of Northwestern
                   Ohio,  N.A., and Fifth Third Bank of Toledo, N.A.  Formerly, Mr. Donnell
                   was Chairman of The Fifth Third Bank of Northwestern Ohio, N.A.

                   JOAN  R.  HERSCHEDE,  56,  President  and CEO  of  The  Frank  Herschede    1991        9,825         .0098
                   Company, retailer of jewelry, china, crystal and silver.

                   WILLIAM G.  KAGLER, 63,  Retired as  Chairman of Skyline  Chili Inc.,  a    1983       23,467         .0232
                   restaurant and  frozen food product  manufacturer, since October,  1995.
                   Formerly,  Mr.  Kagler was  Chairman of  the  Executive  Committee since
                   November, 1994,  and was  Chairman, CEO and  Director of  Skyline Chili,
                   Inc. since  November, 1992  and President, Kagler &  Associates, Inc., a
                   consulting  firm serving the food  industry.  Previously, Mr. Kagler was
                   President, CEO and Director of Skyline Chili, Inc.
                   Director of The Union Central Life Insurance Company, The Ryland  Group,
                   Inc., and Grand Union Company.

                   JAMES D. KIGGEN, 63, Chairman and Chief Executive Officer and  Director,    1982       35,420         .0350
                   Xtek, Inc., manufacturer of hardened steel parts,  since November, 1995.
                   Formerly,  Mr.  Kiggen  was  Chairman,  President  and  Chief  Executive
                   Officer of Xtek, Inc.
                   Director of Cincinnati Bell, Inc. and United States Playing Card Co.

                   MICHAEL H. NORRIS, 59, Retired as President and Director, The  Deerfield    1985       24,130         .0239
                   Manufacturing  Company, a  fabricator  of  sheet metal  stampings,  deep drawn parts  and assemblies,  and retired  as Group  Vice President  and
                   Director of The Ralph J. Stolle Company, since January, 1994.

                   DENNIS J.  SULLIVAN, JR.,  63, Executive Counselor of  Dan Pinger Public    1984       33,396         .0330
                   Relations,  Inc.,  a  public relations  agency,  since  February,  1993.
                   Formerly,  Executive  Vice   President,  Chief  Financial  Officer   and
                   Director  of  Cincinnati  Bell,  Inc.  and   Cincinnati  Bell  Telephone
                   Company.
                   Director   of  Associated   Insurance   Companies,   Inc.,  and   Access
                   Corporation.


                                                               CLASS II DIRECTORS
                                                               (Terms Expire 1997)

                   (3) JOHN F.  BARRETT, 46, President,  CEO and  Director of The  Western-    1988       22,775         .0225
                   Southern Life Insurance Co. since March, 1994.  Formerly, President  and
                   COO, The Western-Southern Life Insurance Co.
                   Director of Cincinnati Bell, Inc.

                   RICHARD T.  FARMER, 61,  Chairman  and Director,  Cintas Corporation,  a    1982       43,733         .0433
                   service  company  that designs,  manufactures  and  implements corporate
                   identity uniform  programs, since  August, 1995.   Formerly, Mr.  Farmer
                   was Chairman, CEO and Director of Cintas Corporation.
                   Director of Safety-Kleen Corp.

                   (2)  JOHN D. GEARY, 69,  Retired as President, Midland Enterprises Inc.,    1977       32,682         .0323
                   a company engaged in inland waterway transportation.

                   (3) ROBERT  B.  MORGAN,  61,  President,  Chief  Executive  Officer  and    1986       21,697         .0215
                   Director of  Cincinnati Financial  Corporation and Cincinnati  Insurance
                   Company since  April, 1991.   Previously, Mr.  Morgan was  President and
                   Director  of Cincinnati  Financial Corporation  and Cincinnati Insurance
                   Company.

                                                                                                          SHARES OF COMPANY
                                                                                                             COMMON STOCK
                                                                                                        BENEFICIALLY OWNED ON
                                                                                                         DECEMBER 31, 1995(1)


                                                                                             DIRECTOR                     PERCENT
                   NAME, AGE AND PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS              SINCE      NUMBER(4)        OF CLASS
                  =================================================================================================================
                   BRIAN  H. ROWE,  64, Chairman  Emeritus,  GE  Aircraft Engines,  General    1980       23,220         .0230
                   Electric  Company  since  February, 1995.    Previously,  Mr.  Rowe  was
                   Chairman from  September, 1993,  and was President and  CEO, GE Aircraft
                   Engines,  General Electric  Company since  August, 1991.   Formerly, Mr.
                   Rowe was Senior Vice President of GE Aircraft Engines, General  Electric
                   Company.
                   Director of  Atlas  Air, Inc.,  B/E Aerospace  and Steward  &  Stevenson
                   Services, Inc.

                   (2)  GEORGE A. SCHAEFER, JR.,  50, President and Chief Executive Officer    1988      391,900         .3878
                   of Fifth Third  Bancorp and The  Fifth Third  Bank since January,  1991.
                   Previously, Mr.  Schaefer was  President and Chief Operating  Officer of
                   the Fifth Third Bancorp and The Fifth Third Bank.
                   Director of Community Mutual Insurance Company.

                   (3) JOHN J. SCHIFF, JR., 52, Chairman and Director, John  J. & Thomas R.    1983      108,247         .1071
                   Schiff  & Co., Inc.,  an insurance  agency and Chairman  and Director of
                   Cincinnati Financial Corporation and Cincinnati Insurance Company.
                   Director  of  CINergy  Corp.,  Standard  Register  Co.,  and  Cincinnati
                   Bengals.

                   DUDLEY S. TAFT, 55, President and  Director, Taft Broadcasting  Company,    1981       31,159         .0308
                   owner and  operator of television  broadcasting stations since  October,
                   1987.
                   Director  of CINergy  Corp., The  Union Central  Life Insurance Company,
                   United States Playing Card Co., and The Future Now, Inc.

                                                               CLASS III DIRECTORS
                                                               (Terms Expire 1998)

                   (2)  CLEMENT L. BUENGER,  69, Retired  as Chairman  of the  Fifth Third    1971       399,900         .3957
                   Bancorp and The  Fifth Third Bank  in March, 1993.   Retired as  CEO of
                   Fifth  Third  Bancorp  and  The  Fifth  Third Bank  in  January,  1991.
                   Formerly, President of Fifth Third Bancorp and The Fifth Third Bank.
                   Director of CINergy Corp.

                   GERALD V. DIRVIN, 58, Retired April, 1994, as  Executive Vice President    1989        14,025         .0139
                   and  Director, The Procter & Gamble Company, manufacturers of household and consumer products.
                   Director of Cintas Corporation and Northern Telecom Ltd.

                   IVAN W. GORR, 66, Retired in October, 1994 as Chairman and CEO,  Cooper    1991         9,528         .0094
                   Tire & Rubber Company, a manufacturer of tires and rubber products.
                   Director  of  Amcast Industrial  Corporation,  Arvin  Industries, Inc.,
                   Cooper  Tire  &  Rubber  Company,   OHM  Corporation,  and  Borg-Warner
                   Automotive, Inc.

                   (2)  JOSEPH H.  HEAD, JR.,  63, Chairman,  CEO  and Director,  Atkins &    1987        68,532         .0678
                   Pearce, Inc., manufacturer of industrial textiles.
                   Director of Baldwin Piano & Organ Co.

                   (2) WILLIAM J. KEATING, 68, Retired Chairman and Publisher, The            1980        65,173         .0645
                   Cincinnati Enquirer, a regional newspaper.
                   Director of The Midland Co., and Williamsburg Properties.

                   JAMES E. ROGERS, 48, Vice Chairman, President, CEO and Director of         1995         2,400         .0024
                   CINergy Corp., CINergy Services, CG&E and PSI Energy, since December,
                   1995, and Mr. Rogers was Vice Chairman, President and COO since
                   October, 1994.  Formerly, Mr. Rogers was Chairman, President, and CEO
                   of PSI Energy.
                   Director of Bankers Life Holding Company, Duke Realty Investments,
                   Inc., and A O Irkutsbenergo.
                   ________________________________________________________________________

                   All Directors and Executive Officers as a Group (27 persons).                       2,193,367        2.1703
                   ________________________________________________________________________

(1) As reported to Fifth Third Bancorp by the Directors as of the date stated. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed. The number of shares represents holdings after the 50% stock dividend declared payable January 12, 1996 to stockholders of record as of December 29, 1995.

(2)      Members of the Executive Committee of the Board of Directors.

(3) Messrs. Morgan and Schiff, Jr. are Directors of Cincinnati Financial Corporation and Mr. Barrett is a Director of The Western-Southern Life Insurance Co., whose holdings of Company shares with their affiliates are more fully set forth above under the caption "Certain Beneficial Owners" in this Proxy Statement.

(4) The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable, but unexercised stock options. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Barrett, 12,938; Mr. Boesel, 10,688; Mr. Buenger, 4,500; Mr. Dirvin, 12,938; Mr. Donnell, 10,688;
Mr. Farmer, 12,938; Mr. Geary, 9,563; Mr. Gorr, 7,875; Mr. Head, 20,152; Ms.
Herschede, 4,500; Mr. Kagler, 4,500; Mr. Keating, 4,500; Mr. Kiggen, 12,938; Mr. Morgan, 20,532; Mr. Norris, 7,500; Mr. Rogers, 1,500; Mr. Rowe, 12,938; Mr.
Schaefer, 226,875; Mr.  Schiff, 7,875; Mr. Sullivan, 4,500; Mr. Taft, 4,500.

                      BOARD OF DIRECTORS, ITS COMMITTEES,
                             MEETINGS AND FUNCTIONS

         The Board of Directors of Fifth Third Bancorp met four times during 1995. Except for Messrs. Boesel, Donnell, and Gorr, each of the Directors of Fifth Third Bancorp is also a member of the Board of Directors of The Fifth Third Bank which meets once each month. Fifth Third Bancorp has an Executive Committee consisting of Messrs. Buenger, Geary, Head, Keating, Schaefer and Sullivan, which meets only on call. While this Committee has, under Ohio law, the powers to act between meetings of the Board on virtually all matters that the Board could act upon, it is not considered as an active committee by Fifth Third Bancorp, but reserves its function for emergency purposes. The Executive Committee did not meet in 1995. Fifth Third Bancorp has a Compensation and Stock Option Committee, consisting of Messrs. Dirvin, Geary, Head and Schiff, which met twice during 1995. The Board of Directors does not have a nominating committee. This function is normally served by the Board of Directors and in emergencies by the Executive Committee.

         The Audit Committee of Fifth Third Bancorp serves in a dual capacity as the Audit Committee of The Fifth Third Bank, meeting in formal meetings in March, July and November as well as informally at other times. Three formal meetings were held during 1995. One of the functions of this Committee is to carry out the statutory requirements of a bank audit committee as prescribed under Ohio law. Other functions include the engagement of independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Company, reviewing the scope and results of the procedures for internal auditing, reviewing the independence of the independent auditors and similar functions. The Audit Committee members for 1995 were Messrs. Barrett, Gorr, Kiggen, Sullivan and Mrs. Herschede.

         Executive compensation and stock options are determined by the
Compensation and Stock Option Committee of the Board of Directors.   The formal
report of the Compensation and Stock Option Committee with respect to 1995 compensation and stock option grants begins on Page 10 herein.

         Of the Members of the Board of Fifth Third Bancorp, Messrs. Dirvin, Farmer, Rowe, Gorr and Rogers, who was appointed in September, 1995, attended less than 75% of the aggregate meetings of the Board during 1995.

                             EXECUTIVE COMPENSATION

Set forth below are tables showing for the Chief Executive Officer and the four other highest-paid executive officers of the Company: (1) in summary form, the compensation paid for the last three years; (2) the options granted and options exercised; and (3) beneficial ownership of the Company's Common Stock. The share numbers represents holdings after the 50% stock dividend declared payable January 12, 1996 to stockholders of record as of December 29, 1995.

SUMMARY

         The following table is a summary of certain information concerning the compensation awarded, paid to, or earned by the Company's chief executive officer and each of the Company's other four most highly compensated executive officers (the "named executives") during each of the last three fiscal years.


                           SUMMARY COMPENSATION TABLE



                   =============================================================================================================
                                                                Annual Compensation          Long Term
                                                                                            Compensation
                   -------------------------------------------------------------------------------------------------------------
                                                                                               Shares             All Other
                    Name and Principal Position     Year      Salary ($)     Bonus ($)       Underlying         Compensation
                                                                                              Options            ($)  (1)
                   -------------------------------------------------------------------------------------------------------------
                   George A. Schaefer, Jr.          1995           720,692      410,000             67,500            162,254
                   President and Chief Executive    1994           619,333      360,000             60,000            139,555
                   Officer                          1993           539,092      260,000             60,000            119,864
                   -------------------------------------------------------------------------------------------------------------
                   Stephen J. Schrantz              1995           380,006      195,000             25,500             82,513
                   Executive Vice President         1994           336,757      175,000             22,500             72,925
                                                    1993           288,816      125,000             22,500             63,947
                   -------------------------------------------------------------------------------------------------------------
                   George W. Landry                 1995           360,770      185,000             25,500             78,318
                   Executive Vice President         1994           335,621      160,000             22,500             70,626
                                                    1993           299,290      125,000             22,500             63,644
                   -------------------------------------------------------------------------------------------------------------
                   Michael D. Baker                 1995           280,389      150,000             10,500             61,761
                   Executive Vice President         1994           255,221      120,000             10,500             53,469
                                                    1993           204,595       80,000             10,500             42,689
                   -------------------------------------------------------------------------------------------------------------
                   Michael K. Keating               1995           279,235      150,000             10,500             61,595
                   Executive Vice President         1994           255,221      120,000             10,500             54,469
                                                    1993           204,595       80,000             10,500             43,961
                   ============================================================================================================

                  (1)      All Other Compensation consists solely of the amounts representing the allocations to each
                           Executive Officer under The Fifth Third Master Profit Sharing and Non-qualified Deferred Compensation
                           Program.

STOCK OPTIONS

  The following table sets forth information concerning individual grants of options to purchase the Company's Common Stock made to the named executives in 1995:

============================================================================================================
                       OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------
                                                                                     Potential Realizable
                                           Percent of                              Value at Assumed Annual
                                              Total                                  Rates of Stock Price
                             Number of       Options                               Appreciation for Option
           Name                Shares      Granted to     Exercise    Expiration             Term
                             Underlying     Employees     or Base        Date      -------------------------
                              Options       in Fiscal      Price                     5% ($)      10% ($)
                             Granted(1)       Year        ($/Sh.)
------------------------------------------------------------------------------------------------------------
George A. Schaefer, Jr.          67,500        7.2         37.33       06/20/05    1,584,800     4,016,195
------------------------------------------------------------------------------------------------------------
Stephen J. Schrantz              25,500        2.7         37.33       06/20/05      598,702     1,517,229
------------------------------------------------------------------------------------------------------------
George W. Landry                 25,500        2.7         37.33       06/20/05      598,702     1,517,229
------------------------------------------------------------------------------------------------------------
Michael D. Baker                 10,500        1.1         37.33       06/20/05      246,524       624,741
------------------------------------------------------------------------------------------------------------
Michael K. Keating               10,500        1.1         37.33       06/20/05      246,524       624,741
============================================================================================================

(1) All such options were granted June 20, 1995 and first become exercisable as to 25% of the shares covered after six months from the date of grant, as to 50% after one year of continued employment, as to 75% after two years of continued employment and are exercisable in full after the end of three years of continued employment. The option exercise price is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.


  The following table sets forth certain information regarding individual exercises of stock options during 1995 by each of the named executives.

===============================================================================================================
                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------
                                                  Number of Shares Underlying     Value of Unexercised In-the-
                           Shares                    Unexercised Options at         Money Options at 12/31/95
                          Acquired                          12/31/95
                             on        Value      -------------------------------------------------------------
                          Exercise    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
         Name                (#)        ($)           (#)             (#)             ($)             ($)
---------------------------------------------------------------------------------------------------------------
George A. Schaefer, Jr.          0           0        226,875           95,625      4,527,805         1,199,688
---------------------------------------------------------------------------------------------------------------
Stephen J. Schrantz              0           0         80,438           36,000      1,601,906           451,500
---------------------------------------------------------------------------------------------------------------
George W. Landry                 0           0         83,813           36,000      1,709,966           451,500
---------------------------------------------------------------------------------------------------------------
Michael D. Baker                 0           0         34,970           15,750        693,977           198,625
---------------------------------------------------------------------------------------------------------------
Michael K. Keating               0           0         30,750           15,750        558,875           198,625
===============================================================================================================

BENEFICIAL OWNERSHIP

  The following table sets forth certain information regarding the named executives' beneficial ownership of the Common Stock of the Company as of December 31, 1995.

        TITLE OF CLASS      NAME OF OFFICER              NUMBER OF SHARES(1)      PERCENT OF CLASS

        Common Stock        George A. Schaefer, Jr.            391,900                 .3878

        Common Stock        Stephen J. Schrantz                120,602                 .1193

        Common Stock        George W. Landry                   167,577                 .1658

        Common Stock        Michael D. Baker                    83,013                 .0821

        Common Stock        Michael K. Keating                  46,276                 .0458
--------------------------------------

(1) The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable, but unexercised stock options. These individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Schaefer, 226,875; Mr. Schrantz, 80,438; Mr. Landry, 83,813; Mr. Baker, 34,970; Mr. Keating, 30,750.


RETIREMENT PLANS

  The following table shows estimated annual benefits payable upon retirement under The Fifth Third Bancorp Master Retirement Plan (the "Retirement Plan") and The Fifth Third Bancorp Supplemental Retirement Income Plan (the "Supplemental Plan") based upon combinations of compensation levels and years of service:

============================================================================================================
                                              PENSION PLAN TABLE
------------------------------------------------------------------------------------------------------------
                            Approximate Annual Retirement Benefit Upon Retirement at Age 65 Before
                            Adjustments (1) (2) (3)
------------------------------------------------------------------------------------------------------------
    Remuneration(4)(5)          15              20              25              30                35
------------------------------------------------------------------------------------------------------------
         125,000                 17,897          23,864          29,827           35,794             35,794
------------------------------------------------------------------------------------------------------------
         150,000                 21,707          28,943          36,176           43,413             43,413
------------------------------------------------------------------------------------------------------------
         175,000                 25,522          34,031          42,535           51,044             51,044
------------------------------------------------------------------------------------------------------------
         200,000                 29,335          39,115          48,889           58,669             58,669
------------------------------------------------------------------------------------------------------------
         225,000                 33,147          44,198          55,243           66,294             66,294
------------------------------------------------------------------------------------------------------------
         250,000                 36,960          49,282          61,597           73,919             73,919
------------------------------------------------------------------------------------------------------------
         300,000                 44,585          59,449          74,305           89,169             89,169
------------------------------------------------------------------------------------------------------------
         350,000                 52,210          69,616          87,012          104,419            104,419
------------------------------------------------------------------------------------------------------------
         400,000                 59,835          79,783          99,720          119,669            119,669
------------------------------------------------------------------------------------------------------------
         450,000                 67,459          89,950         112,428          134,919            134,919
------------------------------------------------------------------------------------------------------------
         500,000                 75,085         100,118         125,136          150,169            150,169
------------------------------------------------------------------------------------------------------------
         550,000                 82,709         110,285         137,844          165,419            165,419
------------------------------------------------------------------------------------------------------------
         600,000                 90,334         120,452         150,551          180,669            180,669
------------------------------------------------------------------------------------------------------------
         650,000                 97,959         130,619         163,259          195,919            195,919
------------------------------------------------------------------------------------------------------------
         700,000                105,584         140,786         175,967          211,169            211,169
------------------------------------------------------------------------------------------------------------
         750,000                113,209         150,954         188,675          226,419            226,419
------------------------------------------------------------------------------------------------------------

(1) Benefits shown are computed on the basis of a straight life annuity. Other available forms of benefits payment under the Retirement Plan, which are the actuarial equivalent of the straight life annuity, are the joint and surviving spouse annuity, the contingent annuitant option, the life - 10 year certain option, and the single lump sum option. The method of payment from the Supplemental Plan is either a single lump sum or an installment.

(2) Under the current law, the maximum annual pension benefit payable under the Internal Revenue Code, applicable to the Retirement Plan, is $120,000 for 1995. Any annual pension benefit accrued over $120,000 is payable under the Supplemental Plan.

(3) For the purpose of computing a benefit under these Plans on December, 31, 1995, Mr. Schaefer had 25 years of credited service; Mr. Landry, 22 years; Mr. Schrantz, 12 years; Mr. Baker, 22 years; Mr. Keating, 10 years.

(4) The amounts shown are the gross benefit amounts provided by both the Retirement Plan and the Supplemental Plan. Plan benefits are determined as 30.5% of final average pay minus 11.1% of the participant's social security final average compensation (up to his social security covered compensation) with a reduction of 1/30th for each year of credited service less than 30. Benefits are also reduced for termination of service prior to age 60, for a commencement of benefit payments prior to age 60, and eliminated under the vesting schedule if the participant has less than five (5) vesting years.

(5) Compensation for retirement benefits calculations under the Retirement Plan is defined as the base rate of pay and is based on the final average pay for the highest five consecutive years out of the ten years preceding retirement. Compensation consisting of bonuses and variable compensation is taken into account under the Supplemental Plan. The 1995 base pay plus bonuses and variable compensation are substantially the same as the amounts shown under the "Salary and Bonus" columns of the Summary Compensation Table. No more than an inflation adjusted $150,000 limit is taken into consideration under the Retirement Plan. Compensation in excess of an inflation adjusted $150,000 limit is taken into account under the Supplemental Plan.

COMPENSATION OF DIRECTORS

         Non-employee directors of the Company receive a single annual retainer of $10,000 and a fee of $1,000 per meeting attended (including committee meetings). Pursuant to a Deferred Compensation Plan, directors may annually defer from one-half to all of their compensation as directors until age 65 or until they cease to serve on the Board, whichever occurs last. The deferred funds bear interest until paid at an annually adjusted rate equal to 1% over the U.S. treasury bill rate. Directors who are also employees receive no additional compensation for service on the Board.

         The Fifth Third Bancorp 1990 Stock Option Plan provides for an automatic option grant of 1,500 shares (not subject to adjustment for stock splits, stock dividends and similar events) every other year. In 1995 each non-employee director received options for 1,500 shares. The exercise price is equal to 100% of market price on the date of grant. Options are not exercisable for a period of six months from the date of grant and currently expire on the earlier of ten years from the date of grant, three months from the time a director leaves office, or one year from the date of death of a director.

                                    AUDITORS

         The Board of Directors proposes and recommends that the Stockholders approve the selection by the Board of the firm of Deloitte & Touche LLP to serve as independent auditors for the Company for the year 1996. The firm has served as independent auditors for The Fifth Third Bank since 1970 and the Company since 1975. Representatives of Deloitte & Touche LLP will be present at the Stockholders' Meeting to make such comments as they desire and to respond to questions from Stockholders of the Company. Action by the Stockholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Board of Directors in order to give the Stockholders the final choice in the designation of auditors. If the resolution approving Deloitte & Touche LLP as the Company's independent auditors is rejected by the Stockholders then the Board of Directors will reconsider its choice of independent auditors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholders. Abstentions will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy, and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome. The Board of Directors recommends the adoption of the resolution.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

POLICY

  The Company's compensation package for its executive officers consists of three components: (1) base salary; (2) annual performance-based bonuses; and
(3) annual stock option grants.

  The Compensation and Stock Option Committee is composed of four (4) directors who are not employees of the Company. This Committee is responsible for the approval and administration of the base salary level and annual bonus compensation programs as well as the stock option program for executive officers. In determining compensation levels, the Committee members consider salary and bonus levels which will attract and retain qualified executives when considered with the other components of the Company's compensation structure; specific annual performance criteria; and rewarding executive officers for continuous improvement in their respective areas which contribute to continual increases in stockholder value.

  The Company's philosophy for granting stock options is based on the principles of encouraging key employees to remain with the Company by providing them with a long-term interest in the Company's overall performance and incenting those executive officers to manage with a view toward maximizing long-term stockholder value.

  The Committee has reviewed the federal legislation limiting the deduction available for compensation paid to the Company's named executives under Internal Revenue Code Section 162(m). The Committee will continue to review the Company's executive compensation plans over the next year to determine what changes, if any, should be made as a result of this limitation. The potential tax liability from the loss of deductibility over the next year is nominal.

BASE SALARY

  Executive officers' salaries are determined by evaluating the responsibilities of their positions and by comparing salaries paid in the marketplace for executives with similar experience and responsibilities. A comparison group of bank holding companies was established based on one or more common traits with the Company, such as market capitalization, asset size, geographic location, similar lines of business and financial returns on assets and equity. There are currently fifteen companies in this comparison group which is subject to change as the Company or its competitors change their focus, merge with other institutions or are acquired. Individual salary increases are reviewed annually and are based on the executive officer's performance and the Company's overall earnings during the preceding year, and are generally in the middle range of the salaries paid by the comparison group.

ANNUAL BONUSES

  Executive officers are also eligible to earn annual bonuses. The Committee establishes a target bonus matrix comprised of incrementally increasing amounts of earnings which, if attained, make available an incentive pool for bonus payments. At the end of 1994, the Company established its 1995 goals to accomplish its twenty-second consecutive year of increased earnings. The matrix was established by the Committee to reflect a bonus pool which increased if incrementally higher earnings resulted in 1995 as compared to 1994. In 1995, the target bonus could range up to 60% of base salary depending on the executive officer's position. However, if the Bancorp goals are not met, individual bonuses are reduced proportionately. No bonuses are paid unless earnings increase. In 1995, the Company's earnings increased 18% over 1994, thus the target earnings were exceeded.

  Annual performance goals are also established for each executive officer, including personal and departmental goals. The nature of these goals differs depending upon each officer's job responsibilities. Goals are both qualitative in nature, such as the development and retention of key personnel, quality of products and services and management effectiveness; and quantitative in nature, such as sales and revenue goals and cost containment.

  At the end of each year, the extent to which the Company's profit plan goals are actually attained is measured. If all goals are completely met, the executive officers receive a target bonus amount. To the extent goals are partially met, then only that portion as expressed in the bonus matrix is paid out. Although specific relative weights are not assigned to each performance factor, a greater emphasis is placed on increasing earnings.

STOCK OPTION GRANTS

  Stock options to purchase Common Stock are granted annually to key personnel under the Company's Amended 1990 Stock Option Plan. Grants are made to executive officers at an option price of 100% of the market value on the date of the grant. The Company's philosophy in granting stock options is primarily to increase executive officer ownership in the Company as opposed to serving as a vehicle for additional compensation. Executive officers are incented to manage with a view toward maximizing long-term stockholder value. In determining the total number of options to be granted annually to all recipients, including the executive officers, the Committee considers the number of options already held by the executive officers, dilution, number of shares of Common Stock outstanding and the performance of the Company during the immediately preceding year. This year's grant to employees totalled 933,975 shares, or .930% of shares outstanding. The Committee sets guidelines for the number of shares available for the granting of stock options to each executive officer based on the total number of options available, an evaluation of competitive data for grants by the comparison group as discussed under the "Base Salary" section above, and the executive officer's salary and position. These stock option grants provide incentive for the creation of shareholder value since the full benefit of the grant to each executive officer can only be realized with an appreciation in the price of the Company's common shares.

CHIEF EXECUTIVE OFFICER'S COMPENSATION AND STOCK OPTION GRANTS

  The Committee considered the following factors in determining the base salary for 1995 for Mr. George A. Schaefer, Jr., President and Chief Executive Officer of the Company: the Company's success in attaining its profit plan for 1994 as discussed below and the comparative data for comparable bank holding companies. Based on these factors, the Committee established Mr. Schaefer's base salary effective November 16, 1994 at $680,000, which is a 13.3% increase from his 1994 salary level of $600,000. This placed Mr. Schaefer's base salary at or near the middle of the peer group.

  For 1995, Mr. Schaefer was eligible to earn a cash bonus ranging up to 60% of his base salary based on specific measurable and subjective performance goals. The measurable performance goal set for Mr. Schaefer was the attainment of the Company's profit plan. The Committee also considered the subjective assessment of his ability to identify and develop key personnel as well as expressing the leadership and vision to continue the long-term growth of the Company. While the Committee did not assign specific relative weights to those goals, the level of annual bonus is more heavily dependent upon the attainment of the profit plan. The Company's profit plan was established to accomplish the twenty-second consecutive year of increased earnings. For 1995, the Company's earnings increased 18% over 1994. Based on these factors, the Committee determined that Mr. Schaefer earned a bonus of $410,000, which represented 60% of his base salary for fiscal year 1995.

  On June 20, 1995, Mr. Schaefer was granted an option to purchase 67,500 shares of Common Stock of the Company as adjusted for the 50% stock dividend declared payable January 12, 1996 to stockholders of record as of December 29, 1995. That grant was made in accordance with the guidelines of the Committee referenced above, including specifically the Company's increase in its year-to-date earnings for the 1995 fiscal year and comparison of Mr. Schaefer's overall compensation package with similar positions within the peer group as discussed above.

  Gerald V. Dirvin   John D. Geary   Joseph H. Head, Jr.  John J. Schiff, Jr.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation and Stock Option Committee members are Gerald V. Dirvin, John D. Geary, Joseph H. Head, Jr. and John J. Schiff, Jr. Mr. Schiff is Chairman and Director of John J. & Thomas R. Schiff & Company, Inc., an insurance agency through which the Company acquires certain insurance coverages. During 1995, insurance premiums, amounting to $1,645,722, at competitive rates, for various coverages were paid to the John J. & Thomas R. Schiff & Company, Inc., insurance agency.

                           1997 STOCKHOLDER PROPOSALS

  In order for Stockholder proposals for the 1997 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Cincinnati, Ohio, prior to October 15, 1996.

                             FINANCIAL PERFORMANCE

TOTAL RETURN ANALYSIS

  The graph below summarizes the cumulative return experienced by the Company's shareholders over the years 1990 through 1995, compared to the S&P 500 Stock Index, the S&P Major Regional Banks and the NASDAQ Banks.

                     FIFTH THIRD BANCORP VS. MARKET INDICES


                           1990     1991     1992     1993     1994     1995
                           ----     ----     ----     ----     ----     ----
FIFTH THIRD                 100      210      254      247      235      365

S&P MAJOR REGIONAL BANKS    100      178      225      239      227      354

S&P 500                     100      130      140      154      156      213

NASDAQ BANKS                100      138      209      270      273      396



                              CERTAIN TRANSACTIONS

  Fifth Third Bancorp has engaged and intends to continue to engage in the lending of money through its subsidiary, The Fifth Third Bank, to various of its Directors and corporations or other entities in which they may own a controlling interest. The loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than a normal risk of collectibility or did not present other unfavorable features. During 1995 insurance premiums, amounting to $1,645,722, at competitive rates, for various coverages for the Company were paid to the John J. & Thomas R. Schiff & Company, Inc., of which Mr. Schiff is Chairman and a Director.

                      PROPOSAL TO AMEND ARTICLE FOURTH OF
                       AMENDED ARTICLES OF INCORPORATION

  The Board of Directors recommends the amendment of Article Fourth of the Company's Amended Articles of Incorporation in the manner shown in Annex 1 hereto. The proposed Amendment to Article Fourth would change the number of authorized shares of the Company's Common Stock from one hundred forty million (140,000,000) shares to three hundred million (300,000,000) shares. This change would be effective upon the date of filing of the Amendment to the Amended Articles with the Secretary of State of the State of Ohio.

  The Board of Directors believes that it is in the best interest of the Company and its Stockholders that the Company have a sufficient number of authorized but unissued shares available for possible use in future acquisition and expansion opportunities that may arise, for general corporate needs such as future stock dividends or stock splits, and for other proper purposes within the limitations of the law. The Company has no current plans to use its authorized but unissued shares of Common Stock without par value for any particular purpose. Such shares would be available for issuance without further action by the Stockholders, except as otherwise limited by applicable law. Among other requirements, Ohio law provides that in connection with a merger or consolidation, issuance of shares that constitute one-sixth or more of the Company's voting power in the election of directors would require further Stockholder approval. The current proposal does not include such approval.

  If additional shares of Common Stock are issued by the Company, it may potentially have an anti-takeover effect by making it more difficult to obtain Stockholder approval of various actions, such as a merger or removal of management. Additionally, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing Stockholders. The terms of any Common Stock issuance which will be determined by the Company's Board of Directors, will depend upon the reason for issuance and will be dependent largely on market conditions and other factors existing at the time. The increase in authorized shares of Common Stock has not been proposed in connection with any anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts by anyone to obtain control of the Company or to effect large accumulations of the Company's Common Stock.

  The resolutions attached to this Proxy Statement as Annex 1 will be submitted for adoption at the Annual Meeting. The affirmative vote of the holders of shares of the Common Stock, without par value, of the Company entitling them to exercise two-thirds of the voting power of such shares is necessary to adopt the proposed amendment. Proxies will be voted in favor of the resolutions unless otherwise instructed by the Stockholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as votes cast against the Amendment. The Board of Directors has declared the desirability of its adoption and recommends a vote for the resolutions.

                             PROPOSAL TO AMEND THE
                         AMENDED 1990 STOCK OPTION PLAN

  The Board of Directors of the Company, at its meeting on December 19, 1995, approved an amendment to the Fifth Third Bancorp Amended 1990 Stock Option Plan (the "1990 Plan"), which was originally approved by the Stockholders at the 1990 annual meeting, and was amended by the Stockholders at the 1992 annual meeting, 1993 annual meeting, and 1995 annual meeting. The 1990 Plan permits the granting of options to key managerial personnel of the Company and its subsidiaries. As originally adopted, the 1990 Plan also provides that each non-employee Director shall be granted a Non-Qualified Option on the date such person becomes a Director of the Company to purchase 1,500 shares of the Company's Common Stock at an option price equivalent to 100% of the fair market value of the Company's Common Stock on the effective date of the grant of such options. The 1990 Plan as amended March 17, 1992 grants every other year to each then current non-employee Director a non-qualified option to purchase 1,500 shares of the Common Stock of the Company. The amendments to the 1990 Plan on March 16, 1993, and on March 21, 1995 each increased the aggregate number of shares of Common Stock which may be issued under the 1990 Plan by 1 million shares. Under the 1990 Plan, all options are nontransferable, expire not more than 10 years from the date of grant, except in the case of death, when they expire one year following death and can be exercised by the deceased's estate.

  The Plan will remain in effect until terminated by the Board of Directors as originally adopted. The purpose and intent of the Plan is to provide key employees and directors of the Company and its subsidiaries with an incentive to increase their efforts promoting the success and progress of the Company and the value of the investment of its Stockholders and to enable the Company to continue to attract and retain competent managerial personnel to fulfill positions of responsibility in all areas of the Company. The Board believes that the Plan accomplishes these results. The purpose of amending the 1990 Plan is to provide holders of Non-Qualified Options with the entire exercise period of the original option grant upon the occurrence of certain events and to provide holders of previously granted Options with the benefit of being vested in the event of a merger or sale of the Company.

  The 1990 Plan provides that Directors receive Non-Qualified Options. Certain officers of the Company and its subsidiaries may receive both Incentive Stock Options and Non-Qualified Options since incentive options first exercisable by an employee in any one year under the Plan (and all other Plans of the Company) may not exceed $100,000 in value (determined at the time of grant). Although both types of options granted under the 1990 Plan have the same terms and conditions, they are treated differently for tax purposes at the time the Options are exercised. Because Incentive Stock Options receive favorable tax treatment, the exercise period cannot be extended beyond the termination of employment except in certain limited circumstances. Non-Qualified Options, however, traditionally remain available for exercise until the end of their term, notwithstanding the Option holder's status with the Company.

         The proposed amendment to the 1990 Plan provides that certain officers, including Executive Officers, may exercise Non-Qualified Stock Options until the expiration date of the Non-Qualified Stock Option if such Officer's termination is due to death, retirement or permanent disability, and provides that Incentive Options may be exercised up to one year following the date of termination due to permanent disability. The amendment also provides that if a Non-employee Director ceases to be a director for any reason, the Options granted may be exercised on or before the expiration of the Option.
The proposed amendment to the 1990 Plan also provides for immediate vesting of unexercisable options in the event of a merger into or transfer of substantially all of the Company's assets to another corporation. Currently, there are no known Executive Officers who have terminated as a result of death, retirement or permanent disability or any Directors who have resigned and who will receive the benefit of this 1990 Plan amendment. It is not possible to determine the extent, if any, to which the proposed amendment will result in any additional Plan benefits to the Company's Directors and Executive Officers.

         The proposal to approve and adopt the proposed amendment to the 1990 Plan is contained in the resolution attached to this Proxy Statement as Annex 2, and will be submitted to the Stockholders for adoption at the Annual Meeting. The affirmative vote of the holders of a majority of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt the resolution. Proxies will be voted in favor of the resolution unless otherwise instructed by the Stockholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as votes cast against the Amendment. The Board of Directors recommends a vote for adoption of the amendment to the 1990 Plan.

                                 OTHER BUSINESS

         The Board of Directors does not know of any other business to be presented to the Meeting and does not intend to bring other matters before the Meeting. However, if any other matters properly come before the Meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company.

                                      By order of the Board of Directors
                                      MICHAEL K. KEATING
                                      Secretary
______________________________


                     PROPOSED AMENDMENT TO ARTICLE FOURTH               ANNEX 1
                            OF AMENDED ARTICLES OF
                                INCORPORATION

RESOLVED, That Paragraphs (A) and (A)(1) of Article Fourth of the Amended Articles of Incorporation of Fifth Third Bancorp be, and they hereby are, amended in their entirety to read as follows:

        "FOURTH; (A) The total authorized number of shares of the corporation is [Three] Hundred Million Five Hundred Thousand ([300,]500,000) shares, which shall be classified as follows:

                 (1) [Three] Hundred Million ([300,]000,000) shares of common stock, without par value. Each share of the common stock shall entitle the holder thereof to one (1) vote on each matter properly submitted to the stockholders for their vote, consent, waiver, release, or other action, subject to the provisions of the law with respect to cumulative voting.

RESOLVED, FURTHER, That the proper officers of the Company be and hereby are authorized and directed to take all actions, execute all instruments, and make all payments which are necessary or desirable, in their discretion, to make effective the foregoing amendment to the Amended Articles of Incorporation of the Company, including, without limitation, filing a certificate of such amendment with the Secretary of State of Ohio.

Language indicated as being shown by underlining in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

                          PROPOSED AMENDMENT TO THE                   ANNEX 2
                        AMENDED 1990 STOCK OPTION PLAN

RESOLVED, that the Fifth Third Bancorp Amended 1990 Stock Option Plan Sections 5(c)(i & ii), 5(j) and 11 are hereby amended as follows:

5.       (c)    [Termination of Option by Reason of Termination of Employment.]
         If a Participant's employment with the Company and its Subsidiaries terminates, the unexercisable portions of all options granted under this Plan to such Participant shall terminate. The exercisable portion of such options shall also terminate effective immediately upon termination of employment except in the following circumstances:

                 (i) If termination was due to retirement under the provisions of any retirement plan of the Company or any Subsidiary, such Incentive Options may be exercised on or before the earlier of the expiration of the option or three
                 (3) months following such termination; [and such Non-qualified Options may be exercised on or before the expiration of the option following such termination.]

                 (ii) If termination was due to the death of a Participant who was an employee of the Company and/or any Subsidiary at the time of his death [or was due to permanent disability,] such Incentive Options may be exercised on or before the earlier of the expiration of the option or one (1) year following the date of death or [date of termination due to permanent disability]; and such Non-Qualified Options may be exercised [on or before the expiration of the Option following the date of death or date of termination due to permanent disability.]

         (j) [Non-employee Directors]. In order to provide material incentive to each Non-employee Director, each Non-employee Director shall be granted a Non-qualified Option, on the date such person becomes a director of the Company (so long as this Plan is in effect) to purchase 1,500 shares of Common Stock at an option price equivalent to one hundred percent (100%) of the fair market value of the Common Stock on the effective date of the grant of such Option. In addition, every other year at the Board meeting following the annual shareholders meeting, commencing in 1993, all Non-employee Directors then serving on the Board shall receive an automatic issuance of an option to purchase 1,500 shares of Common Stock; provided, that the number of shares subject to options issued to Non- employee Directors who have not served a full two (2) years on the Board shall be prorated such that those Non-employee Directors shall receive an option to purchase only a percentage of 1,500 shares commensurate with the actual portion of the two (2) years that such director served on the Board. [If a Non-employee Director ceases to be a director for any reason, the options granted to him under this Plan may be exercised on or before the expiration of the Option.]

11. MERGER, CONSOLIDATION OR SALE OF ASSETS. In the event the Company shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation or corporations (herein referred to as "successor employer corporation") [all Options granted under this Plan shall become immediately exercisable, notwithstanding the provisions or conditions of any Options which provide for exercise or vesting in installments.] A successor employer corporation may obligate itself to continue this Plan and to assume all obligations under the Plan in a manner consistent with the provisions of Section 425(a) of the Internal Revenue Code of 1986, as amended, or the provisions of that Section as it may be hereafter amended or as it may be replaced by any other section or sections of the Internal Revenue Code of like intent and purpose. In the event that such successor employer corporation does not obligate itself to continue this Plan as above provided, this Plan shall terminate upon such consolidation, merger, or transfer, and any option previously granted hereunder shall terminate [sixty (60) days following the successor employer corporation's decision not to continue this Plan.] If practical, the Company shall give each Participant twenty (20) days prior notice of any possible transaction which might terminate this Plan and the options previously granted hereunder.


Language indicated as being shown by underlining in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     [LOGO]    PROXY             The undersigned hereby appoints John D. Geary, George A. Schaefer, Jr. and
    FIFTH THIRD BANCORP          Joesph H. Head, Jr. and each of them with FULL power of substitution, as
  38 FOUNTAIN SQUARE PLAZA       proxies to vote, as designated below, FOR and in the name of the undersigned
   CINCINNATI, OHIO 45263        all shares of stock of FIFTH THIRD BANCORP which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of said Company scheduled to be held March 19, 1996 at the offices of said Company, William S. Rowe Building,
                                 Cincinnati, Ohio, or at any adjournment thereof.

                                 THE BOARD OF DIRECTORS RECOMMENDS A FOR VOTE ON THE ELECTION OF DIRECTORS AND ON
                                 THE PROPOSALS. PLEASE MARK AN X IN ONE BOX UNDER EACH ITEM.


1.  ELECTION OF SEVEN (7) CLASS I DIRECTORS         [  ] FOR ALL NOMINEES LISTED BELOW.    [  ] WITHHOLD AUTHORITY TO VOTE
                                                            (EXCEPT AS MARKED BELOW)            FOR ALL NOMINEES LISTED BELOW.

    CLASS I -- Milton C. Boesel, Jr., Thomas B. Donnell, Joan R. Herschede, William G. Kagler, James D. Kiggen, Michael H. Norris,
               Dennis J. Sullivan
               INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided.

               -------------------------------------------------------------------------------------------------------------------

2.  PROPOSAL to amend Article Fourth of the Amended Articles of Incorporation to increase the authorized number of shares of Common
    Stock, without par value, from 140,000,000 shares to 300,000,000 shares.
                  [  ] FOR                          [  ] AGAINST                           [  ] ABSTAIN

3.  PROPOSAL to adopt an amendment to the Amended 1990 Stock Option Plan to provide for various changes to the expiration and vesting sections.
                  [  ] FOR                          [  ] AGAINST                           [  ] ABSTAIN

4. PROPOSAL to approve the appointment of DELOITTE & TOUCHE LLP as independent auditors of the Company.
                  [  ] FOR                          [  ] AGAINST                           [  ] ABSTAIN




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
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
           THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY THE UNDERSIGNED STOCKHOLDER(S).
                      IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4
                                ALL FORMER PROXIES ARE HEREBY REVOKED.

                                                                          DATED: ___________________________, 1996

                                                                                    ---------------------
                                                                                    |  NUMBER OF SHARES  |
                                                                                    ---------------------


                                                                          _________________________________________
                                                                                   (SIGNATURE OF STOCKHOLDER)



                                                                          _________________________________________
                                                                                   (SIGNATURE OF STOCKHOLDER)

                                                                   (PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR OPPOSITE.
                                                                   ALL JOINT OWNERS SHOULD SIGN. WHEN SIGNING IN A FIDUCIARY
                                                                   CAPACITY OR AS A CORPORATE OFFICER, PLEASE GIVE YOUR FULL
                                                                   TITLE AS SUCH.)

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